Exhibit 11.1

SPECTRIAN CORPORATION AND SUBSIDIARY
COMPUTATION OF NET INCOME (LOSS) PER SHARE
(In thousands except per share data)


                                             Three months ended                    Nine months ended
                                                 December 28,                          December 28,
                                            ---------------------------      ------------------------------
                                               1997             1996             1997               1996
                                              -------          -------          -------            -------

Net income (loss)                             $ 6,382          $   138          $19,089            $(5,512)
                                              =======          =======          =======            =======

Weighted average number of shares:
Basic:
   Common stock                                10,744            8,169            9,515              8,118
                                              -------          -------          -------            -------

Diluted:
   Common stock                                10,744            8,169            9,531              8,105
   Common stock equivalents - stock options       747              126              892                n/a*
                                              -------          -------          -------            -------
             Total diluted shares              11,491            8,295           10,423              8,105
                                              -------          -------          -------            -------

Net income (loss) per share - basic           $  0.59          $  0.02          $  2.00            $ (0.68)
                                              =======          =======          =======            =======

Net income (loss) per share - diluted         $  0.56          $  0.02          $  1.83            $ (0.68)
                                              =======          =======          =======            =======

* Due to the loss in this period, stock options outstanding would be antidilutive and are therefore not included in the calculation.

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